UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2014 (February 28, 2014)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-187092	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

JPMorgan Chase Bank, N.A.Credit Facility

On February 28, 2014, American Realty Capital Trust V, Inc. (the “Company”), through its operating partnership, drew down $233.0 million from its existing credit facility with JPMorgan Chase Bank, N.A. in anticipation of closing of previously announced pending acquisitions.

A description of the credit facility was included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2013. Such description is a summary and is qualified in its entirety by the terms of the credit agreement relating to the credit facility, which was filed with the SEC as Exhibit 10.20 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 on November 14, 2013 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Date: March 6, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors